Exhibit 99.1

SEI Investments Declares $.10 Per Share Dividend

OAKS, Pa., Dec 14, 2004 /PRNewswire-FirstCall via COMTEX/ – The Board of Directors of SEI Investments Company (Nasdaq: SEIC) today declared a dividend of $.10 (ten cents) per share. The cash dividend will be payable to shareholders of record on January 4, 2005, with a payment date of January 21, 2005.

About SEI

SEI Investments (Nasdaq: SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2004, SEI administers over $275 billion in mutual fund and pooled assets, manages over $109 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Source SEI Investments Company

Larry Wexler, +1-610-676-1440, lwexler@seic.com or

Murray A. Louis, V.P., +1-610-676-1932, mlouis@seic.com,

both of SEI Investments

http://www.seic.com